Exhibit 99.1

[Nation's Restaurant News Letterhead]

July 21, 2006

El Pollo Loco Holdings, Inc.
3333 Michelson Drive, Suite 550
Irvine, California 92612

Ladies and Gentlemen:

We hereby consent to the use of our name and the incorporation by reference of the Nation's Restaurant News Top 100 Report for year end 2005 to the Registration Statement on Form S-1 (File No. 333-133877) of El Pollo Loco Holdings, Inc. (the “Company”), as filed on May 8, 2006, as amended, with the Securities and Exchange Commission, relating to the Company's issuance of its common stock.

Nation’s Restaurant News

By:	/s/ ELLEN KOTEFF
Name:	Ellen Koteff
Title:	Editor-in-Chief